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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

The Company owns 80% of the outstanding voting stock of the following subsidiary:

          Subsidiary Name                      Jurisdiction of Incorporation
          ---------------                      -----------------------------

          Interlink Electornics K.K                    Japan

          Interlink Electronics Asia Pacific           Hong Kong